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[GRAPHIC OMITTED]           OCWEN ASSET INVESTMENT CORP.
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FOR IMMEDIATE RELEASE                     FOR FURTHER INFORMATION, CONTACT:
                                               MARK S. ZEIDMAN
                                               SR. VICE PRESIDENT & CFO
                                               T: (561) 682-8600
                                               E: mzeidman@ocwen.com

             OCWEN ASSET INVESTMENT CORP. ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION FOR ITS 11 1/2% REDEEMABLE NOTES DUE 2005

WEST PALM BEACH, FL - (November 14, 2000) Ocwen Asset Investment Corp., a wholly-owned subsidiary of Ocwen Financial Corporation (NYSE:OCN), announced today the commencement of a tender offer and consent solicitation with respect to all of its outstanding 11 1/2% Redeemable Notes due 2005.

In connection with the tender offer, the Company is soliciting consents to proposed amendments to the indenture under which the Notes were issued to eliminate substantially all of the covenants and default provisions in the indenture (other than those related to payment of amounts due on the Notes). Holders who tender their Notes in the offer are required to consent to the proposed amendments to the indenture. The offer and solicitation will expire at 5:00 P.M., New York City Time on December 12, 2000, unless otherwise extended. Tendered Notes and related consents received prior to the date on which the Company has received consents from a majority of the outstanding principal amount of the Notes may be withdrawn and revoked at any time prior to such date, but not thereafter. Tendered Notes and related consents received at any time after such date, but before the expiration of the offer, may be withdrawn and revoked at any time prior to the expiration of the offer, but not thereafter. The Company will make a public announcement when the requisite consents to the proposed amendments are obtained.

The Tender Offer Consideration for each $1,000 principal amount will be $840, plus accrued and unpaid interest. No separate payment will be made with respect to consents delivered, and all Notes tendered and accepted in the offer and solicitation will receive the same Tender Offer Consideration. The Company will pay the Tender Offer Consideration on Notes validly tendered and accepted by the Company as promptly as possible after the expiration of the tender offer.

The primary purpose of the tender offer is to acquire all outstanding Notes and eliminate the interest expense associated with the Notes. The primary purpose of the consent solicitation is to eliminate substantially all of the covenants and events of default, other than those related to payment of the Notes, thereby affording the Company additional financial and operational flexibility.

The obligation of the Company under the tender offer is conditioned on, among other things, (i) there having been validly tendered and not withdrawn a majority of the outstanding principal amount of the Notes, (ii) the receipt of consents from a majority of the outstanding principal amount of the Notes with respect to the proposed amendments to the indenture and (iii) the execution of a supplemental indenture.

The terms of the offer and the solicitation will be set forth in an Offer to Purchase and Consent Solicitation Statement ("Statement") dated November 14, 2000, which will be provided to holders of the Notes. The foregoing is qualified in its entirety by reference to the Statement and holders of the Notes should review the Statement carefully before making any decision whether to tender their Notes and consent to the proposed amendments.

Questions concerning the terms of the tender offer and solicitation may be directed to Friedman, Billings, Ramsey & Co., Inc., the Dealer Manager and Solicitation Agent for the tender offer and solicitation, at (800) 846-5050.

Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary businesses are the servicing and resolution of subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the related development of loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

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